Exhibit 10.02
AMENDMENT NO. 2 TO TERM LOAN AGREEMENT
          This AMENDMENT NO. 2 TO TERM LOAN AGREEMENT (this “Second Amendment”), dated as of December 28, 2007, is made and entered into by and among Flextronics International Ltd., a Singapore corporation (the “Company”), and Flextronics International USA, Inc., a California corporation (the “U.S. Borrower” and, together with the Company, the “Borrowers”), Citicorp North America, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and the Lenders signatory hereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.
W I T N E S S E T H:
          WHEREAS, the Borrowers, the other Loan Parties, the Administrative Agent and the Lenders entered into that certain Term Loan Agreement, dated as of October 1, 2007, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”);
          WHEREAS, $175.0 million of A-1-A Delayed Draw Loans have been funded under the Term Loan Agreement;
          WHEREAS, the Company and the A-1-B Delayed Draw Lenders, A-2 Delayed Draw Lenders and A-3 Delayed Draw Lenders (the “Affected Lenders”) have agreed to amend the Term Loan Agreement to extend each of the A-1-B Delayed Draw Availability Period, A-2 Delayed Draw Availability Period and A-3 Delayed Draw Availability Period to February 29, 2008;
          WHEREAS, the Company and the Affected Lenders have agreed to amend the Term Loan Agreement to reduce the aggregate amount of the A-3 Delayed Draw Lenders’ A-3 Delayed Draw Commitments as of the Second Amendment Effective Date from $200,000,000 to $175,000,000;
          WHEREAS, the Company and the Affected Lenders have agreed to amend the Term Loan Agreement to increase the number of occasions on which Delayed Draw Loans can be made from three in the aggregate to four in the aggregate, thereby increasing the number of occasions on which Delayed Draw Loans can be made on and after the Second Amendment Effective Date from two in the aggregate to three in the aggregate;
          WHEREAS, this Second Amendment by its terms affects the rights or duties under the Term Loan Agreement of the Affected Lenders and not any other Classes of Lenders; and

          WHEREAS, pursuant to the second proviso of Section 10.01 of the Term Loan Agreement, the consent of the Affected Lenders, and not any other Classes of Lenders, is necessary to effect this Second Amendment;
          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          SECTION ONE. Amendments. Subject to satisfaction of the conditions precedent set forth in Section Five hereof, the parties hereto hereby agree to amend the Term Loan Agreement as follows:
          (a) Section 1.01 of the Term Loan Agreement is hereby amended by adding or replacing, as applicable, certain defined terms as follows:
““A-1-B Delayed Draw Availability Period” means the period commencing on the Closing Date and ending on February 29, 2008; provided, that if the A-1-B Delayed Draw Commitments are terminated pursuant to Section 2.06, the A-1-B Delayed Draw Availability Period shall end on the date of such termination.

“A-2 Delayed Draw Availability Period” means the period commencing on the Closing Date and ending on February 29, 2008; provided, that if the A-2 Delayed Draw Commitments are terminated pursuant to Section 2.06, the A-2 Delayed Draw Availability Period shall end on the date of such termination.

“A-3 Delayed Draw Availability Period” means the period commencing on the Closing Date and ending on February 29, 2008; provided, that if the A-3 Delayed Draw Commitments are terminated pursuant to Section 2.06, the A-3 Delayed Draw Availability Period shall end on the date of such termination.

“A-3 Delayed Draw Commitment” means, with respect to each A-3 Delayed Draw Lender, the commitment, if any, of such A-3 Delayed Draw Lender to make A-3 Delayed Draw Loans hereunder from time to time during the A-3 Delayed Draw Availability Period up to the amount set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such A-3 Delayed Draw Lender assumed its A-3 Delayed Draw Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.06, (b) reduced or increased from time to time pursuant to assignments by or to such A-3 Delayed Draw Lender pursuant to Section 10.06 and (c) reduced on the Amendment No. 2 Effective Date in accordance with the last sentence of this definition. The aggregate amount of the A-3 Delayed Draw Lenders’ A-3 Delayed Draw Commitments on the Closing Date was $200,000,000, which amount was reduced to $175,000,000 on the Amendment No. 2 Effective Date (it being understood that the A-3 Delayed Draw Commitment of each A-3 Delayed Draw Lender was correspondingly reduced on a pro rata basis on the Amendment No. 2 Effective Date).

“Amendment No. 2 Effective Date” means the Second Amendment Effective Date under and as defined in that certain Amendment No. 2 to the Term Loan Agreement dated as of December 28, 2007.
          (b) Section 2.01 of the Term Loan Agreement is hereby amended by deleting the penultimate sentence of such Section and replacing it as follows:

“It is understood and agreed that Delayed Draw Loans under clause (b) above shall be made on no more than four occasions in the aggregate; provided that if multiple Delayed Draw Loans are made on the same day (whether consisting of one or more Classes or Types of Loans or whether made to one or both Borrowers), such combined Credit Extension shall be deemed to be a single occasion.”

          SECTION TWO. Use of Proceeds. The parties hereto hereby acknowledge and agree that any A-1-B Delayed Draw Loan, A-2 Delayed Draw Loan or A-3 Delayed Draw Loan may be used to repay any indebtedness incurred under the Revolving Credit Agreement or reimburse the Company for any expenditures made for the purpose or purposes set forth in Section 2.01 of the Term Loan Agreement, and that any such repayment or reimbursement shall be deemed to comply with Sections 2.01 and 6.06.
          SECTION THREE. Effect of this Second Amendment on the Term Loan Agreement. Upon the effectiveness of this Second Amendment in accordance with the terms of Section Five hereof (the “Second Amendment Effective Date”), each Loan Document that was in effect immediately prior to the Second Amendment Effective Date shall continue to be effective and, unless the context otherwise requires, any reference to the Term Loan Agreement shall be deemed to incorporate this Second Amendment.
          SECTION FOUR. Representations and Warranties. In order to induce the Affected Lenders to enter into this Second Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing. Each Borrower further represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that: (i) each Borrower has the corporate or other power and authority to execute, deliver and perform this

Second Amendment and each has taken all corporate, partnership or comparable actions necessary to authorize the execution, delivery and performance of this Second Amendment, (ii) this Second Amendment has been duly executed and delivered by each Borrower and (iii) this Second Amendment constitutes the legal, valid and binding obligations of such Borrower, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
          SECTION FIVE. Conditions to Effectiveness. This Second Amendment shall become effective when the Administrative Agent shall have received counterparts of this Second Amendment executed by each Borrower and the Affected Lenders.
          SECTION SIX. Reference to and Effect on the Loan Documents. On and after the Second Amendment Effective Date, each reference in the Term Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Term Loan Agreement, and each reference in the Notes and each of the other Loan Documents to “the Term Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Term Loan Agreement, shall mean and be a reference to the Term Loan Agreement, as amended by this Second Amendment. The Term Loan Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Second Amendment, are and shall continue to be in full force and effect. The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Second Amendment shall constitute a Loan Document.
          SECTION SEVEN. Reaffirmation. Each Borrower hereby acknowledges and reaffirms all of its obligations and undertakings under each of the Loan Documents to which it is a party and acknowledges and agrees that subsequent to, and after taking account of the provisions of this Second Amendment, each such Loan Document is and shall remain in full force and effect in accordance with the terms thereof.
          SECTION EIGHT. Costs and Expenses. Each of the parties hereto shall pay its own costs and expenses in connection with the preparation, execution and delivery of this Second Amendment.
          SECTION NINE. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Second Amendment.

          SECTION TEN. Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FLEXTRONICS INTERNATIONAL LTD, as the Company

By:	/s/ Manny Marimuthu

Name: Manny Marimuthu
Title: Authorized Signatory

FLEXTRONICS INTERNATIONAL USA, INC., as U.S. Borrower

By:
/s/ Christopher Collier Name: Christopher Collier
Title: Assistant Secretary
[Amendment No. 2 to Term Loan Agreement]

CITICORP NORTH AMERICA, INC., as Administrative Agent and Lender
By:	/s/ Timothy P. Dilworth
Name: Timothy P. Dilworth
Title: Vice President

CITIBANK, N.A., as Lender
By:	/s/ Timothy P. Dilworth
Name: Timothy P. Dilworth
Title: Vice President

[Amendment No. 2 to Term Loan Agreement]